SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 27, 2010

 Medical Alarm Concepts Holding, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153290
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5215-C Militia Hill Road
Plymouth Meeting, PA 19462
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(877) 639-2929
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2010 (the “Closing Date”), Medical Alarm Concepts Holding, Inc. (hereinafter, referred to as “we” or “us”) entered into subscription agreements for the sale of $189,000 worth of Series B Convertible Preferred Shares as more fully described below in Item 3.02.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2010, we entered into agreements that created material direct financial obligations. The agreements are more fully described in Item 3.02 below.

Item 3.02 Unregistered Sale of Securities.

As a second closing to the offering that closed on November 25, 2009, on January 27, 2010 we entered into subscription agreements (the “Subscription Agreements”) for the sale of 9,450,000 shares of Series B Preferred Stock for an aggrate gross amount of $189,000.

The sale of the Series B Preferred Stock was issued in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

4.1	Subscription Agreement dated as of January 15, 2010 among the Company and the Purchasers listed on the signature page thereto.

* referred to and incorporated by reference to the Current Report on Form 8-K filed on December 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL ALARM CONCEPTS HOLDING, INC.

Date: February 5, 2010	By:	/s/ Howard Teicher
Howard Teicher
Chief Executive Officer, Chief Financial Officer